SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2005

CINERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-11377	31-1385023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

139 East Fourth Street, Cincinnati, Ohio 45202
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 421-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 1, 2005, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved the performance metrics that will be used to determine the amount of the awards under the Cinergy Corp. Annual Incentive Plan (the “AIP”) for 2005 for our executive officers.  These performance metrics are based on pre-determined levels of corporate net income, customer satisfaction, supplier diversity, workforce diversity, workforce engagement, and corporate governance.  Approximately 320 employees are eligible to participate in the AIP in 2005.

In addition, because the Company’s common stock issuance on December 9, 2004 likely distorted the results of the Company’s comparative total shareholder return for the three-year period ended December 31, 2004, the Committee determined that the ending period for the payout for such cycle under the Cinergy Corp. Long-Term Incentive Compensation Plan would be measured as of December 8, 2004.  This results in a payout percentage of 165.4%, rather than 157.0%, of each named executive officer’s target performance share award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINERGY CORP.

Dated: February 4, 2005	By	/s/ MARC E. MANLY
Name: Marc E. Manly
Title: Executive Vice President and Chief Legal Officer